Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Jacada Ltd. 2003 Share Option and Incentive Plan, of our report dated, January 26 2003 with respect to the consolidated financial statements of Jacada Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ KOST, FORER and GABBAY
Tel-Aviv, Israel	KOST, FORER and GABBAY
December 15, 2003	A member of Ernst & Young Global